HEI Exhibit 99

NEWS RELEASE
February 27, 2026
Contact:	Mateo Garcia	Telephone: (808) 543-7300
	Director, Investor Relations	E-mail: ir@hei.com
HEI REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS

•Regulators Approved Utility’s Enhanced Wildfire Safety Strategy in December; Strategy Calls for Deploying New Technology, Fortifying Infrastructure, Minimizing Fire Hazards and Expanding Community Partnerships to Significantly Reduce Wildfire Risk
•PUC’s Wildfire Fund Study, Completed in December, Represents Positive First Step in Implementing Hawaii’s Historic Wildfire Legislation Signed Into Law in July
•Wildfire Tort Litigation Settlement Nearing Final Court Approval
•Core Operations Performed Well in 2025, As Utility Continued to Make Critical Investments to Support Safe, Reliable and Resilient Electricity Delivery for Our Communities
•Strong Balance Sheet and Liquidity Position Ensure Our Ability to Serve and Invest in Our Communities for the Long Term
•Utility Achieved a 37% Renewable Portfolio Standard in 2025, Accelerating Progress Toward 2030’s 40% Statutory Milestone
•Typical Residential Bill Stable in 2025. Utility Providing $1 Million in Payment Assistance to Customers
HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported net income for the full year 2025 of $123 million, or $0.71 per share, compared to a net loss of $1,426 million, or $11.23 per share in 2024. Excluding Maui wildfire-related expenses and expenses taken in connection with the review of strategic options for Pacific Current, Core1
Note: Throughout this release, per share values are calculated based on diluted shares.

1     Measures described as “Core” for the periods in this news release are non-GAAP measures which exclude Maui wildfire-related costs and expenses taken in connection with the strategic review of Pacific Current. See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and the related GAAP reconciliation at the end of this release.

income from continuing operations2 was $149 million, or $0.86 per share, compared to $124 million, or $0.98 per share in 20243.
Fourth quarter 2025 net income was $40 million, or $0.23 per share, compared to a net loss of $68 million, or $0.40 per share in 2024. Core income from continuing operations was $41 million for the fourth quarter of 2025 compared to $35 million in the fourth quarter of 2024.
“Over the past year, we continued to take actions to ensure that we’re best positioned to serve the communities in which we operate for the long term. We made critical progress on initiatives we’ve worked toward for much of the last three years: advancing the Maui wildfire tort settlements toward final court approval, pursuing legislative measures that enable us to better serve our communities as we deal with the risk of wildfires, implementing wildfire safety improvements, and laying the groundwork for a successful second multi-year rate period under our Performance Based Regulation framework,” said Scott Seu, HEI president and CEO.
“Our core utility business continued to perform well in 2025, operating efficiently and maintaining financial strength while making the critical investments necessary to ensure safe, reliable and resilient service to our communities. Affordability has been a central focus of these efforts, with rates stable compared to a year ago, and the utility offering financial assistance to working families while providing more options for customers to manage their bills. We also saw the utility reaching a 37% renewable portfolio standard in 2025, putting us on track to meet the 40% RPS by 2030 statutory requirement. HEI continues to be well-positioned to execute our commitment to a stronger, more resilient and more financially healthy future.”
HAWAIIAN ELECTRIC COMPANY (HAWAIIAN ELECTRIC) EARNINGS
Full Year Results:
Hawaiian Electric’s net income for the full year 2025 was $168 million compared to a net loss of $1,226 million for the full year 2024, with the increase primarily driven by the following pre-tax items (among others):
•The $1,875 million loss recorded in 2024 due to the accrual of estimated wildfire liabilities related to tort-related legal claims and cross claims (net of insurance recoveries);
•$21 million in higher revenues, primarily from the annual revenue adjustment mechanism; and
•$9 million impact from better heat rate performance.
These items were partially offset by (among others):
2 Income from continuing operations excludes 2024 net income from American Savings Bank (ASB).
3 Decrease in per share amount due to larger share count following September 2024 equity issuance.

•$11 million in higher O&M, driven by $10 million in previously deferred legal and consulting fees;
•$10 million in higher interest expense; and
•$5 million of higher depreciation expense.
Hawaiian Electric’s Core net income for 2025 was $178 million compared to $181 million in 2024. Pre-tax wildfire-related expenses of $42 million were partially offset by approximately $28 million of costs deferred pursuant to the Public Utilities Commission’s decision allowing Hawaiian Electric to defer these costs.
Fourth Quarter Results:
Hawaiian Electric’s net income for the fourth quarter of 2025 was $44 million compared to net income of $46 million in the fourth quarter of 2024, with the decrease primarily driven by the following pre-tax items (among others):
•$7 million in higher interest expense;
•$1 million in higher O&M expenses; and
•$1 million in higher depreciation expense.
These items were partially offset by (among others):
•$5 million in higher revenues, primarily from the annual revenue adjustment mechanism; and
•$3 million in higher interest income.
Hawaiian Electric’s Core net income for the fourth quarter of 2025 was $46 million compared to $49 million in the same quarter last year. Pre-tax wildfire-related expenses of $9 million were partially offset by approximately $6 million of costs deferred pursuant to the Public Utilities Commission’s decision allowing Hawaiian Electric to defer these costs.
HOLDING AND OTHER COMPANIES
The holding and other companies’ net loss was $45 million in 2025 compared to $96 million in 2024. The lower net loss for the year was primarily due to expenses taken in 2024 related to strategic reviews, and lower Maui wildfire expenses. Core net loss for the year was $28 million compared to $56 million in 2024, primarily due to lower interest expense following the retirement of holding company debt with ASB sale proceeds, and higher interest income. The fourth quarter net loss was $5 million in 2025 compared to $17 million in 2024. Core net loss for the quarter was $4 million compared to $14 million in 2024.

EARNINGS RELEASE, WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS
HEI will conduct a webcast and conference call to review its fourth quarter and full year 2025 consolidated financial results today at 11:30 a.m. Hawaii time (4:30 p.m. Eastern).
To listen to the conference call, dial 1-888-660-6377 (U.S.) or 1-929-203-0797 (international) and enter passcode 2393042. Parties may also access presentation materials (which include reconciliation of non-GAAP measures) and/or listen to the conference call by visiting the conference call link on HEI’s website at www.hei.com under “Investor Relations,” sub-heading “News and Events — Events and Presentations.”
A replay will be available online and via phone. The online replay will be available on HEI’s website about two hours after the event. The audio replay will also be available about two hours after the event through March 6, 2026. To access the audio replay, dial 1-800-770-2030 (U.S.) or 1-647-362-9199 (international) and enter passcode 2393042.
HEI and Hawaiian Electric Company, Inc. (Hawaiian Electric) intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information; such disclosures will be included in the Investor Relations section of the website. Accordingly, investors should routinely monitor the Investor Relations section of HEI’s website, in addition to following HEI’s and Hawaiian Electric’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. Investors may sign up to receive e-mail alerts via the “Investor Relations” section of the website. The information on HEI’s website is not incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference.
Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at https://hpuc.my.site.com/cdms/s/ to review documents filed with, and issued by, the PUC. No information on the PUC website is incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings.
ABOUT HEI
HEI’s electric utility, Hawaiian Electric, supplies power to approximately 95% of Hawaii’s population and is undertaking an ambitious effort to decarbonize its operations and the broader state economy, and modernize and harden the grid to ensure resilience and public safety. For more information, visit www.hei.com.
NON-GAAP MEASURES

Measures described as “Core” are non-GAAP measures which exclude Maui wildfire-related costs, and expenses taken in connection with HEI’s ongoing review of strategic options for Pacific Current. See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and the related GAAP reconciliations at the end of this release.
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2024 and HEI’s other SEC periodic and current reports and other filings that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended December 31		Years ended December 31
(in thousands, except per share amounts)	2025	2024	2025	2024
Revenues
Electric utility	$802,906	$796,174	$3,071,182	$3,206,700
Other	2,918	3,006	15,714	13,150
Total revenues	805,824	799,180	3,086,896	3,219,850
Expenses
Electric utility (includes $1,875 million of provision, net, for Wildfire tort-related claims recorded in the year ended December 31, 2024)	726,394	722,383	2,791,396	4,818,558
Other (includes $35 million of impairment recorded in the year ended December 31, 2024)	12,321	23,135	60,178	108,052
Total expenses	738,715	745,518	2,851,574	4,926,610
Operating income (loss)
Electric utility	76,512	73,791	279,786	(1,611,858)
Other	(9,403)	(20,129)	(44,464)	(94,902)
Total operating income (loss)	67,109	53,662	235,322	(1,706,760)
Retirement defined benefits credit—other than service costs	829	903	3,482	3,754
Interest expense, net	(29,655)	(31,131)	(117,334)	(127,207)
Allowance for borrowed funds used during construction	1,514	1,409	5,893	5,470
Allowance for equity funds used during construction	3,905	3,510	15,013	13,786
Interest income	9,767	9,433	36,929	19,362
Loss on sale of subsidiaries and impairment loss on assets sold and held for sale	—	—	(12,376)	—
Income (loss) from continuing operations before income taxes	53,469	37,786	166,929	(1,791,595)
Income tax expense (benefit)	12,108	8,147	40,648	(470,962)
Income (loss) from continuing operations	41,361	29,639	126,281	(1,320,633)
Dividends on and loss on redemption of preferred stock of subsidiaries	1,744	473	3,161	1,890
Income (loss) from continuing operations for common stock	39,617	29,166	123,120	(1,322,523)
Loss from discontinued operations	—	(97,411)	—	(103,486)
Net income (loss) for common stock	$39,617	$(68,245)	$123,120	$(1,426,009)
Continuing operations - Basic earnings (loss) per common share	$0.23	$0.17	$0.71	$(10.42)
Discontinued operations - Basic earnings (loss) per common share	—	(0.56)	—	(0.81)
Basic earnings (loss) per common share	$0.23	$(0.40)	$0.71	$(11.23)
Continuing operations - Diluted earnings (loss) per common share	$0.23	$0.17	$0.71	$(10.42)
Discontinued operations - Diluted earnings (loss) per common share	—	(0.56)	—	(0.81)
Diluted earnings (loss) per common share	$0.23	$(0.40)	$0.71	$(11.23)
Weighted-average number of common shares outstanding	172,620	172,466	172,553	126,927
Weighted-average shares assuming dilution	173,021	172,466	173,017	126,927
Income (loss) from continuing operations for common stock by segment
Electric utility	$44,261	$46,396	$168,215	$(1,226,362)
Other	(4,644)	(17,230)	(45,095)	(96,161)
Income (loss) from continuing operations for common stock	$39,617	$29,166	$123,120	$(1,322,523)
Comprehensive income (loss) attributable to HEI	$40,994	$(96,214)	$122,997	$(1,422,825)
Return on average common equity (%) (twelve months ended)[1]			8.0	NM
1 Simple average based on income from continuing operations.
NM Not meaningful.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended December 31		Years ended December 31
($ in thousands, except per barrel amounts)	2025	2024	2025	2024
Revenues	$802,906	$796,174	$3,071,182	$3,206,700
Expenses
Fuel oil	257,590	256,059	947,445	1,078,045
Purchased power	172,161	173,061	677,654	703,371
Other operation and maintenance	157,298	156,024	620,442	609,672
Wildfire tort-related claims	—	—	—	1,875,000
Depreciation	64,024	62,706	256,039	251,142
Taxes, other than income taxes	75,321	74,533	289,816	301,328
Total expenses	726,394	722,383	2,791,396	4,818,558
Operating income (loss)	76,512	73,791	279,786	(1,611,858)
Allowance for equity funds used during construction	3,905	3,510	15,013	13,786
Retirement defined benefits credit—other than service costs	1,034	1,034	4,135	4,137
Interest expense and other charges, net	(27,430)	(20,457)	(93,702)	(82,082)
Allowance for borrowed funds used during construction	1,514	1,409	5,893	5,470
Interest income	4,806	2,078	9,463	6,633
Income (loss) before income taxes	60,341	61,365	220,588	(1,663,914)
Income tax expense (benefit)	14,236	14,470	49,033	(439,547)
Net income (loss)	46,105	46,895	171,555	(1,224,367)
Dividends on and loss on redemption of preferred stock of subsidiaries	229	229	915	915
Net income (loss) attributable to Hawaiian Electric	45,876	46,666	170,640	(1,225,282)
Dividends on and loss on redemption of preferred stock of Hawaiian Electric	1,615	270	2,425	1,080
Net income (loss) for common stock	$44,261	$46,396	$168,215	$(1,226,362)
Comprehensive income (loss) attributable to Hawaiian Electric	$44,233	$46,426	$168,069	$(1,226,425)
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,632	1,608	6,258	6,134
Hawaii Electric Light	275	267	1,063	1,047
Maui Electric	285	276	1,102	1,038
	2,192	2,151	8,423	8,219
Average fuel oil cost per barrel	$98.84	$104.38	$100.40	$115.00
Return on average common equity (%) (twelve months ended)[1]			12.3	NM
1 Simple average.
NM Not meaningful.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC.

Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures
HEI management uses certain non-GAAP measures to evaluate the performance of HEI. Management believes these non-GAAP measures provide useful information and are a better indicator of the companies’ core operating activities. Core earnings and other financial measures as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP Core earnings.
The reconciling adjustments from GAAP earnings to Core earnings are limited to the costs related to the Maui wildfires and costs related to HEI’s ongoing review of strategic options for Pacific Current. Management does not consider these items to be representative of the company’s fundamental Core earnings.

Reconciliation of GAAP1 to non-GAAP Measures
Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
Unaudited

	Three months ended December 31		Years ended December 31
(in thousands)	2025	2024[2]	2025	2024[2]
Maui windstorm and wildfires related costs
Pretax expenses:
Legal expenses	$3,851	$13,449	$24,383	$69,779
Outside services expense	—	7,541	135	11,014
Wildfire tort-related claims	—	—	—	1,915,000
Wildfire securities-related claims	—	—	47,750	—
Other expense	6,138	8,281	23,817	35,403
Interest expense	92	3,185	3,391	14,834
Pretax expenses	10,081	32,456	99,476	2,046,030
Insurance recoveries[3]	(1,804)	(11,089)	(55,178)	(94,699)
Deferral of cost	(6,017)	(13,817)	(27,826)	(37,960)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries and approved deferral treatment	2,260	7,550	16,472	1,913,371
Pretax loss on sale of subsidiaries and impairment loss on assets sold and held for sale	—	—	12,376	35,216
Income tax expense (benefit)[4]	(581)	(1,945)	(2,666)	(501,763)
After-tax adjustments	$1,679	$5,605	$26,182	$1,446,824

1     Accounting principles generally accepted in the United States of America.
2     Excludes Maui wildfire-related costs of discontinued operations.
3     Pretax insurance recoveries related to the proposed settlement of the securities class action of nil and $47.8 million for the three months and year ended December 31, 2025, respectively. Also includes adjustments related to costs that are no longer probable of recovery under the insurance policies. For the three months and year ended December 31, 2025, adjustments amount to nil and $7.6 million, respectively, of which, nil and $4.5 million were deferred to a regulatory asset, respectively, and are reported on line “Deferral of cost”.
4     Current year composite statutory tax rate of 25.75% and includes expected investment tax credit recapture.
Note: Other segment (Holding and Other Companies) wildfire-related expenses (legal, outside services, wildfire securities-related claims and other) and insurance recoveries are included in “Expenses-Other” and interest expense is included in “Interest expense, net” on the HEI and subsidiaries’ Consolidated Statements of Income Data. See Electric Utilities’ and Holding and Other Companies’ tables below for more detail.

Reconciliation of GAAP to non-GAAP Measures (continued)
Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
Unaudited

	Three months ended December 31		Years ended December 31
(in thousands)	2025	2024[1]	2025	2024[1]
HEI Consolidated - Continuing Operations
GAAP[2] income (loss) - continuing operations (as reported)	$39,617	$29,166	$123,120	$(1,322,523)
Excluding special items related to the Maui windstorm and wildfires (after tax)[3]:
Legal expenses	2,859	9,987	18,104	51,811
Outside services expense	—	5,599	100	8,178
Wildfire tort-related claims	—	—	—	1,421,887
Wildfire securities-related claims	—	—	35,454	—
Other expense	4,557	6,147	17,684	26,286
Interest expense	70	2,365	2,519	11,014
After tax expenses	7,486	24,098	73,861	1,519,176
Insurance recoveries	(1,339)	(8,234)	(40,969)	(70,314)
Deferral of cost	(4,468)	(10,259)	(20,661)	(28,185)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries and approved deferral treatment (after tax)	1,679	5,605	12,231	1,420,677
Loss on sale of subsidiaries and impairment loss on assets sold and held for sale (after tax)[3]	—	—	13,951	26,147
Non-GAAP (Core) income - continuing operations	$41,296	$34,771	$149,302	$124,301
GAAP Diluted earnings (loss) per share - continuing operations (as reported)	$0.23	$0.17	$0.71	$(10.42)
Non-GAAP (Core) Diluted earnings per share - continuing operations	$0.24	$0.20	$0.86	$0.98

1     Excludes Maui wildfire-related costs of discontinued operations.
2     Accounting principles generally accepted in the United States of America.
3     Current year composite statutory tax rate of 25.75% and includes expected investment tax credit recapture.

Reconciliation of GAAP to non-GAAP Measures (continued)
Hawaiian Electric Company, Inc. and Subsidiaries
Unaudited

	Three months ended December 31		Years ended December 31
(in thousands)	2025	2024	2025	2024
Maui windstorm and wildfires related costs
Pretax expenses:
Legal expenses	$3,216	$11,237	$15,685	$51,406
Outside services expense	—	6,080	—	8,500
Wildfire tort-related claims	—	—	—	1,915,000
Other expense	6,017	7,614	23,295	32,753
Interest expense	—	2,204	2,543	11,168
Pretax expenses	9,233	27,135	41,523	2,018,827
Insurance recoveries[1]	(1,255)	(9,808)	(1,129)	(85,781)
Deferral of cost	(6,017)	(13,817)	(27,826)	(37,960)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries and approved deferral treatment	1,961	3,510	12,568	1,895,086
Income tax benefits[2]	(505)	(904)	(3,236)	(487,985)
After-tax adjustments	$1,456	$2,606	$9,332	$1,407,101
Hawaiian Electric consolidated net income
GAAP[3] net income (loss) (as reported)	$44,261	$46,396	$168,215	$(1,226,362)
Excluding special items related to the Maui windstorm and wildfires (after tax)[2]:
Legal expenses	2,388	8,344	11,646	38,169
Outside services expense	—	4,514	—	6,311
Wildfire tort-related claims	—	—	—	1,421,887
Other expense	4,468	5,654	17,297	24,320
Interest expense	—	1,636	1,888	8,292
After tax expenses	6,856	20,148	30,831	1,498,979
Insurance recoveries	(932)	(7,283)	(838)	(63,693)
Deferral of cost	(4,468)	(10,259)	(20,661)	(28,185)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries and approved deferral treatment (after tax)	1,456	2,606	9,332	1,407,101
Non-GAAP (Core) net income	$45,717	$49,002	$177,547	$180,739

Years ended December 31	2025	2024
Ratios (%)
Based on GAAP - Return on average equity[4]	12.3	NM
Based on Non-GAAP (core) - Return on average equity[4,5]	6.7	7.3
1     Pretax insurance recoveries include adjustments related to costs that are no longer probable of recovery under the insurance policies. For the three months and year ended December 31, 2025, adjustments amount to nil and $7.6 million, respectively, of which, nil and $4.5 million were deferred to a regulatory asset, respectively, and are reported on line “Deferral of cost.”
2    Current year composite statutory tax rate of 25.75%.
3     Accounting principles generally accepted in the United States of America.
4     Simple average.
5     Calculated as non‑GAAP adjusted net income divided by average non-GAAP adjusted common equity. Non-GAAP adjusted common equity excludes cumulative impact of Maui windstorm and wildfires related expenses, net of insurance recoveries and approved deferral treatment (after tax) and the Utilities’ assigned equity interests of GLST1, effective March 31, 2025, which totals $287.3 million and remains unchanged through December 31, 2025.
Note: Legal, outside services and other are included in “Other operation and maintenance” and interest expense is included in “Interest expense and other charges, net” on the Hawaiian Electric and subsidiaries’ Consolidated Statements of Income Data.

Reconciliation of GAAP to non-GAAP Measures (continued)
Holding and Other Companies
Unaudited

	Three months ended December 31		Years ended December 31
(in thousands)	2025	2024	2025	2024
Maui windstorm and wildfires related costs
Pretax expenses:
Legal expenses	$635	$2,212	$8,698	$18,373
Outside services expense	—	1,461	135	2,514
Wildfire securities-related claims	—	—	47,750	—
Other expense	121	667	522	2,650
Interest expense	92	981	848	3,666
Pretax expenses	848	5,321	57,953	27,203
Insurance recoveries[1]	(549)	(1,281)	(54,049)	(8,918)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries	299	4,040	3,904	18,285
Pretax loss on sale of subsidiaries and impairment loss on assets sold and held for sale	—	—	12,376	35,216
Income tax expense (benefits)[2]	(76)	(1,041)	570	(9,069)
After-tax adjustments	$223	$2,999	$16,850	$44,432

Holding and Other Companies net loss
GAAP[3] net loss (as reported)	$(4,644)	$(17,230)	$(45,095)	$(96,161)
Excluding special items related to the Maui windstorm and wildfires (after tax)[2]:
Legal expenses	471	1,643	6,458	13,642
Outside services expense	—	1,085	100	1,867
Wildfire securities-related claims	—	—	35,454	—
Other expense	90	493	388	1,966
Interest expense	69	729	630	2,722
Maui windstorm and wildfires related expenses (after tax)	630	3,950	43,030	20,197
Insurance recoveries	(407)	(951)	(40,131)	(6,621)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries (after tax)	223	2,999	2,899	13,576
Loss on sale of subsidiaries and impairment loss on assets sold and held for sale (after tax)[2]	—	—	13,951	26,147
Non-GAAP (Core) net loss	$(4,421)	$(14,231)	$(28,245)	$(56,438)
1     Pretax insurance recoveries related to the proposed settlement of the securities class action of nil and $47.8 million for the three months and year ended December 31, 2025, respectively.
2     Current year composite statutory tax rate of 25.75% and includes expected investment tax credit recapture.
3     Accounting principles generally accepted in the United States of America.
Note: Holding and Other Companies wildfire-related expenses (legal, outside services,wildfire securities-related claims and other) and insurance recoveries are included in “Expenses-Other” and interest expense is included in “Interest expense, net” on the HEI and subsidiaries’ Consolidated Statements of Income Data.